EXHIBIT.32.0

SECTION 1350 CERTIFICATIONS

The undersigned executive officers of Home Federal Bancorp, Inc. of Louisiana (the "Registrant") hereby certify that the Registrant's Form 10-Q for the quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2013	/s/Daniel R. Herndon
Name: Daniel R. Herndon
Title: Chief Executive Officer
(Co-Principal Executive Officer)

Date: November 12, 2013	/s/James R. Barlow
Name: James R. Barlow
Title: President and Chief Operating Officer
(Co-Principal Executive Officer)

Date: November 12, 2013	/s/Clyde D. Patterson
Name: Clyde D. Patterson
Title: Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.